Exhibit 10.4
CERTAIN INFORMATION WITHIN THIS EXHIBIT HAS BEEN OMITTED AND THE NON-PUBLIC INFORMATION HAS BEEN FILED WITH THE SECURITIES EXCHANGE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.
First Amendment to the Distribution Agreement
between
INFECTIO DIAGNOSTIC (I.D.I) INC and CEPHEID of November 4, 2003
This is the first amendment (“Amendment”) to the Distribution Agreement between Infectio Diagnostic (I.D.I.), Inc. and Cepheid of November 4, 2003 appointing Cepheid as a nonexclusive distributor of IDI Manufactured Products (hereinafter the “2003 Agreement”). This Amendment is made as of 01 June 2005 (the “Effective Date”) and is by and between GeneOhm Sciences Canada, Inc. (formerly Infectio Diagnostics, (I.D.I.) Inc.), a wholly owned subsidiary of GeneOhm Sciences, Inc. and Cepheid who are sometimes referred to herein individually as a “Party,” and collectively as the “Parties.”
WHEREAS the Parties wish to amend the Agreement;
NOW THEREFORE, the Parties agree as follows:
1.	New Paragraph 2.5 is added as follows:
2.5 Field Action or Product Recall. If IDI notifies Cepheid that a field action or product recall is required, Cepheid agrees that it shall as expeditiously as possible issue a written field action or product recall notice to all affected customers. Cepheid will reasonably cooperate with IDI in regard to any such notification.
2.	New paragraph 2.6 is added as follows:
2.6 Duties of IDI.
     2.6.1 IDI shall sell IDI Manufactured Products that materially conform to their published product specifications ordered by Cepheid. IDI will endeavor to provide Cepheid with the best possible dating based on purchase orders received and manufacturing schedules.
     2.6.2 IDI reserves the right at any time to change the specification or design of any IDI Manufactured Product without prior notice or approval. In the event of any such change in specifications or design for which IDI submits a regulatory filing, IDI will, to the extent possible, provide Cepheid prior notice of at

CONFIDENTIAL	First Amendment to Distribution Agreement (IDI Products)

The symbol [***] is used to indicate that a portion of the exhibit has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portion.

least 6 months. IDI shall be under no obligation to make any change in any IDI Manufactured Products in the stock of Cepheid or any IDI Manufactured Products shipped to but not received by Cepheid unless the change is made to correct a safety or operational deficiency, or is required by the U.S. Food and Drug Administration (FDA) in which case IDI shall immediately notify Cepheid of such modification and Cepheid shall return to IDI all such products in its inventory, or that it subsequently receives, if requested by IDI and shall cooperate with IDI to notify and, where appropriate, request the return or destruction of any affected IDI Manufactured Products already shipped to Cepheid, and IDI shall immediately replace any such returned or destroyed products with such modified products.

3.	Paragraph 3.1 shall be deleted and replaced with the following:
3.1 Sales Process. Cepheid shall order IDI Manufactured Products by submitting written purchase orders to IDI separately for products that are to be delivered to Cepheid in Sunnyvale, CA (hereinafter Cepheid US) and Cepheid SA in France, for distribution by those organizations in their respective territories. Such IDI Manufactured Products delivered to Cepheid US will not be re-delivered by Cepheid US to Cepheid SA, without identifying to IDI the shipment, in order to provide for proper pricing under Exhibit C. Cepheid will endeavor to specify delivery dates at least thirty (30) days from the date of the purchase order. IDI will endeavor to ship, but will not guarantee shipment of, purchase orders submitted with specified delivery dates less than thirty (30) days from the date of the purchase order. Purchase orders shall specify, at a minimum: (a) a description or identification of the IDI Manufactured Product(s) and the quantity of each IDI Manufactured Product ordered, (b) the delivery date (as applicable), (c) the applicable price, and (d) the instruction for invoicing, including the address to which invoices shall be sent for payment. All purchase orders shall be accepted by IDI and no purchase orders shall be modified or cancelled without written agreement by both Parties. At the beginning of each month, Cepheid shall provide IDI a revised 12 month rolling forecast, of which the first month will have a binding minimum purchase obligation of [***] percent ([***]%). Should Cepheid’s needs in the first month increase beyond the forecast, IDI will endeavor to meet this increase need but makes no guarantees above forecast amounts.
4.	Paragraph 3.2 shall be deleted and replaced with the following:
3.2 Prices.

CONFIDENTIAL	First Amendment to Distribution Agreement (IDI Products)

The symbol [***] is used to indicate that a portion of the exhibit has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portion.

IDI will transfer the IDI Manufactured Products to Cepheid at its respective destinations, at the pricing detailed in Exhibit C of this Agreement, which pricing may change from time-to-time upon written agreement between the Parties (“Transfer Price”). For IDI Manufactured Products not listed in Exhibit C, the Parties agree to discuss transfer pricing at least thirty (30) days prior to commercial launch. Unless otherwise agreed, for the first thirty (30) days post launch the initial Transfer Price will be [***]% below IDI’s list price, and thereafter the Parties will agree on a set Transfer Price based on market acceptance, demand and transfer prices for comparable products, but in no instance will the Transfer Price be higher than [***]% off IDI’s list price.

5.	Old paragraph 3.3 shall be renumbered as 3.3.1 and shall otherwise remain intact.

6.	New Section 3.3 shall be titled “Customer Complaints.”

7.	New paragraph 3.3.2 shall be added as follows:
3.3.2 Regulatory
     i. Cepheid shall collect and forward to IDI all details of any Customer Complaints regarding IDI Manufactured Products on at least a [***] basis, and [***] if necessary. Such Complaint information may exclude specific information related to the identity of the customer. IDI shall use reasonable commercial efforts to assess and resolve such complaints. When requested by IDI, Cepheid shall use its reasonable commercial efforts to assist IDI in further investigation of Customer complaints and shall provide IDI with any information regarding Cepheid’s internal investigation activities, including, but not limited to, investigational protocols and the resulting data.
     ii. Cepheid shall notify IDI expeditiously, but in no event later than [***] days after receipt, of information that reasonably suggests that an IDI Manufactured Product (a) may have caused or contributed to a death or serious injury; or (b) has malfunctioned and, if the malfunction recurs, is likely to contribute to a death or serious injury. Cepheid shall use its reasonable commercial efforts to cooperate with and assist IDI in the investigation of any such report.
     iii. The Parties agree that the obligations of i and ii herein shall be applicable to any approved sub-distributors as amendments to existing agreements, or as obligations to be contained in future agreements.

CONFIDENTIAL	First Amendment to Distribution Agreement (IDI Products)

The symbol [***] is used to indicate that a portion of the exhibit has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portion.

8.	New paragraph 3.3.3 shall be added as follows:
3.3.3 Medical Device Vigilance. Cepheid will comply with the European Commission Guidelines On A Medical Devices Vigilance System. Cepheid will notify IDI as expeditiously as reasonable under the circumstances and directly in such matters in compliance with the European Commission Guidelines On A Medical Devices Vigilance System.
9.	Paragraph 4.1 shall be deleted and replaced with the following:
4.1 Invoicing and Payment Terms. On a monthly basis IDI shall issue invoices to Cepheid, consistent with the then-current prices set forth in Section 3.2 and Exhibit C of this Agreement for IDI Manufactured Products, and Cepheid shall pay IDI within forty-five (45) days of the date of receipt of such invoice. Cepheid will pay all amounts due under this Agreement in immediately available funds and U.S. currency, free of any currency controls or other restrictions. Within [***] ([***]) days of the end of each calendar month, Cepheid will provide IDI a statement itemizing the quantities of IDI-MRSA 200 test kit(s) sold in the previous calendar month to accounts which satisfy both of the following requirements: (i) an existing supply contract with an effective date prior to December 31, 2004; and, (ii) a verified commercial transaction for the purchase of at least one IDI MRSA 200 test kit executed prior to December 31, 2004 (“Grandfathered Accounts”). Within [***] ([***]) days of the receipt of such statement, IDI will issue a credit note to Cepheid for each kit sold to Grandfathered Accounts, or will provide Cepheid with notice of any disagreement with such statement. If necessary, as determined by IDI, Cepheid agrees to provide sufficient identifying information for each Grandfathered Account so as to allow IDI to keep accurate records. Said credit note will automatically be applied to Cepheid’s next invoice, unless otherwise requested in writing, and shall be equal to, on a per test basis, the difference of the Grandfathered Price (hereinafter defined in Exhibit C) and the then current per test price of the IDI MRSA 200 test kit, as specified in Section 3.2 and Exhibit C of this Agreement.
10.	New Paragraph 9.4 is added as follows:
9.4 Limited Warranties
     9.4.1 Returns: All returns require the prior approval of IDI. IDI shall issue a Return Authorization (RA) Number, and all shipments of returned IDI

CONFIDENTIAL	First Amendment to Distribution Agreement (IDI Products)

The symbol [***] is used to indicate that a portion of the exhibit has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portion.

Manufactured Products and associated documentation must reference the RA Number. Items returned to IDI without prior approval or without reference to a valid RA Number shall be returned to Cepheid at Cepheid’s expense.

11.	New Exhibit C shall be added as follows:
Exhibit C
Pricing
     The following prices shall be in effect as of the effective date of this Amendment.
(i)	For Delivery to Cepheid in the United States:

	IDI MRSA 200 Test Kit	IDI MRSA 48 Test Kit	IDI Step-B Kit
Transfer Price (per test):	$[***] (USD)	$[***] (USD)	$[***] (USD)
(ii)	For delivery to Cepheid in Europe:

	IDI MRSA 200 Test Kit	IDI MRSA 48 Test Kit	IDI Step-B Kit
Transfer Price (per test):	$[***] (USD)	$[***] (USD)	$[***] (USD)
(iii)	Grandfathered Price (per test): $[***] (USD)
     The Parties, through their authorized officers, have executed this Agreement as of the Effective Date.

GeneOhm Sciences Canada, Inc.	Cepheid

By: /s/ Peter Klemm	By: /s/ Joseph H. Smith

Name: Peter Klemm	Name: Joseph H. Smith

Title: CEO	Title: Sr. Vice President, General Counsel

Date Signed: 9/30/05	Date Signed: 9/30/05

CONFIDENTIAL	First Amendment to Distribution Agreement (IDI Products)

The symbol [***] is used to indicate that a portion of the exhibit has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portion.